EXHIBIT 99.1

AutoZone 4th Quarter Sales up 3.0%; Adjusted EPS up 14.6%

MEMPHIS, Tenn., Sept. 19, 2006 (PRIMEZONE) -- AutoZone, Inc. (NYSE:AZO) today reported net sales of $1.939 billion for its fourth quarter (16 weeks) ended August 26, 2006, up 3.0% from fiscal fourth quarter 2005. Same store sales, or sales for stores open at least one year, were down 0.9% for the quarter.

Net income for the quarter increased 3.3% over the same period last year to $213.5 million, while diluted earnings per share increased 9.6% to $2.92 per share from $2.66 per share reported in the year-ago quarter.

Under its share repurchase program, AutoZone repurchased 3.7 million shares of its common stock for $340.0 million during the fourth quarter, at an average price of $91 per share. For the fiscal year ended August 26, 2006 AutoZone repurchased 6.2 million shares of its common stock for $578.1 million, at an average price of $93 per share.

For the quarter, gross profit, as a percentage of sales, was 49.7% (versus 48.7% last year). The Company's improvement in gross margin has largely been due to the Company's ongoing category management initiatives which include management of procurement costs, continued optimization of merchandise assortment, and an ongoing focus on direct importing initiatives. Additionally, operating expenses, as a percentage of sales, were 30.4% (versus 30.0% last year). A portion of the increase in operating expenses this year reflected $5.2 million in share-based expenses resulting from the adoption of the Financial Accounting Standards Board ("FASB") Statement No. 123(R), "Share-Based Payments." Excluding this non-comparable expense item, adjusted operating expenses were 30.1% (versus 30.0% last year) or 12 basis points over last year. Higher occupancy costs versus last year contributed to the increase in comparable operating expenses.

Excluding this quarter's share-based charges and last year's discrete tax benefit, adjusted net income increased 8.1%, while adjusted diluted earnings per share of $2.96 were up 14.6% versus the year-ago quarter.

The Company's adjusted inventory per store level, including supplier owned pay-on-scan inventory, as of August 26, 2006, was $501 thousand versus $494 thousand last year. Net inventory, defined as merchandise inventories less accounts payable, increased on a per store level to $38 thousand from $34 thousand last year.

"While we are pleased with this past quarter's bottom line results, and we are encouraged with the progress we are making on the major initiatives launched at the beginning of the year, we were not satisfied with this quarter's sales performance. Our ongoing initiatives, which focus on improving the customer shopping experience, resulted in measurable increases in customer service metrics throughout the year. While the financial burdens faced by our customers have been well-documented by many retailers, we continue to believe there are many opportunities to further improve our sales performance for the future," said Bill Rhodes, President and Chief Executive Officer.

During the quarter ended August 26, 2006, AutoZone opened 69 new stores, closed 1 store, and replaced 7 stores in the U.S. while additionally opening 8 new stores in Mexico. Additionally, the Company re-opened 4 U.S. stores closed due to hurricane-related damage. For the year, AutoZone opened 185 stores, closed 2 stores, and replaced 18 stores, while additionally opening 19 new stores in Mexico. As of August 26, 2006, the Company had 3,771 stores in 48 states plus the District of Columbia and Puerto Rico in the U.S. and 100 stores in Mexico.

AutoZone is the nation's leading retailer of automotive parts and accessories. Each store carries an extensive product line for cars, sport utility vehicles, vans and light trucks, including new and remanufactured automotive hard parts, maintenance items, accessories, and non-automotive products. Many stores also have a commercial sales program that provides commercial credit and prompt delivery of parts and other products to local, regional and national repair garages, dealers, and service stations. AutoZone also sells the ALLDATA brand diagnostic and repair software. On the web, AutoZone sells diagnostic and repair information, and auto and light truck parts through www.autozone.com. AutoZone does not derive revenue from automotive repair or installation.

AutoZone will host a conference call this morning, Tuesday, September 19, 2006, beginning at 10:00 a.m. (EDT) to discuss the fourth quarter results. Investors may listen to the conference call live and review supporting slides on the AutoZone corporate website, www.autozoneinc.com by clicking "Investor Relations," "Conference Calls." The call will also be available by dialing (210) 839-8923. A replay of the call and slides will be available on AutoZone's website. In addition, a replay of the call will be available by dialing (203) 369-0972 through Monday, September 25, 2006, at 11:59 p.m. (EDT).

This release includes certain financial information not derived in accordance with generally accepted accounting principles ("GAAP"). These non-GAAP measures include adjusted inventory, adjusted inventory per store, adjusted debt, adjusted debt/EBITDAR, adjusted rent expense, adjusted operating expense, adjusted operating profit, adjusted income before taxes, adjusted income taxes, adjusted net income, adjusted basic earnings per share, and adjusted diluted earnings per share. The Company believes that the presentation of these non-GAAP measures provides information that is useful to investors as it indicates more clearly the Company's comparative year-to-year operating results, but this information should not be considered a substitute for any measures derived in accordance with GAAP. Management manages the Company's debt levels to a ratio of adjusted debt to EBITDAR and manages cash flows available for share repurchase by monitoring cash flows before share repurchases, as shown on the attached tables. This is important information for the Company's management of its debt levels and share repurchases. We have included a reconciliation of this information to the most comparable GAAP measures in the accompanying reconciliation tables.

Certain statements contained in this press release are forward-looking statements. Forward-looking statements typically use words such as "believe," "anticipate," "should," "intend," "plan," "will," "expect," "estimate," "project," "positioned," "strategy," and similar expressions. These are based on assumptions and assessments made by our management in light of experience and perception of historical trends, current conditions, expected future developments and other factors that we believe to be appropriate. These forward-looking statements are subject to a number of risks and uncertainties, including without limitation: competition; product demand; the economy; the ability to hire and retain qualified employees; consumer debt levels; inflation; weather; raw material costs of our suppliers; energy prices; war and the prospect of war, including terrorist activity; availability of consumer transportation; construction delays; access to available and feasible financing; and changes in laws or regulations. Forward-looking statements are not guarantees of future performance and actual results; developments and business decisions may differ from those contemplated by such forward-looking statements, and such events could materially and adversely affect our business. Forward-looking statements speak only as of the date made. Except as required by applicable law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Actual results may materially differ from anticipated results. Please refer to the Risk Factors section of AutoZone's Form 10-K for the fiscal year ended August 27, 2005, for more information related to those risks.

 AutoZone's 4th Quarter Highlights - Fiscal 2006  (Unaudited)

 Condensed Consolidated Statements of Operations
 4th Quarter
 (in thousands, except per share data)

                            GAAP Results             Adjustments
                       ----------------------  ----------------------
                           16 Weeks Ended           16 Weeks Ended
                       ----------------------  ----------------------
                         Aug. 26,    Aug. 27,    Aug. 26,    Aug. 27,
                          2006        2005       2006(a)     2005(b)
                       ----------  ----------  ----------  ----------
 Net sales             $1,939,031  $1,882,236  $       --  $       --
 Cost of sales            976,270     965,963          --          --
                       ----------  ----------  ----------  ----------
 Gross profit             962,761     916,273          --          --
 Operating, SG&A
  expenses                589,643     565,103      (5,226)         --
                       ----------  ----------  ----------  ----------
 Operating profit
  (EBIT)                  373,118     351,170       5,226          --
 Interest expense,
  net                      34,896      32,785          --          --
                       ----------  ----------  ----------  ----------
 Income before taxes      338,222     318,385       5,226          --
 Income taxes             124,771     111,770       1,928       6,029
                       ----------  ----------  ----------  ----------
 Net income            $  213,451  $  206,615  $    3,298  $   (6,029)
                       ==========  ==========  ==========  ==========
 Net income per share:
   Basic               $     2.94  $     2.69
   Diluted             $     2.92  $     2.66
 Weighted average
  shares outstanding:
   Basic                   72,561      76,778
   Diluted                 73,133      77,574

                                                Adjusted
                                        -----------------------
                                            16 Weeks Ended
                                        -----------------------
                                         Aug. 26,     Aug. 27,
                                           2006         2005
                                        ----------   ----------
 Net sales                              $1,939,031   $1,882,236
 Cost of sales                             976,270      965,963
                                        ----------   ----------
 Gross profit                              962,761      916,273
 Operating, SG&A expenses                  584,417      565,103
                                        ----------   ----------
 Operating profit  (EBIT)                  378,344      351,170
 Interest expense, net                      34,896       32,785
                                        ----------   ----------
 Income before taxes                       343,448      318,385
 Income taxes                              126,699      117,799
                                        ----------   ----------
 Net income                             $  216,749   $  200,586
                                        ==========   ==========
 Net income per share:
  Basic                                 $     2.99   $     2.61
  Diluted                               $     2.96   $     2.59
 Weighted average shares outstanding:
  Basic                                     72,561       76,778
  Diluted                                   73,133       77,574

 (a) Fiscal 2006 operating expense includes $5.2MM in share-based compensation expense related to the adoption of SFAS No.123(R).

 (b) Fiscal 2005 income taxes include a discrete tax benefit of
     $6.0 million.

 Full Year
 (in thousands, except per share data)

                           GAAP Results             Adjustments
                      ----------------------   ----------------------
                          52 Weeks Ended           52 Weeks Ended
                       Aug. 26,    Aug. 27,     Aug. 26,    Aug. 27,
                         2006        2005        2006(a)     2005(b)
                      ----------  ----------   ----------  ----------
 Net sales            $5,948,355  $5,710,882   $       --  $       --
 Cost of sales         3,009,835   2,918,334           --          --
                      ----------  ----------   ----------  ----------
 Gross profit          2,938,520   2,792,548           --          --
 Operating, SG&A
  expenses             1,928,595   1,816,884      (17,370)    (40,321)
                      ----------  ----------   ----------  ----------
 Operating profit
  (EBIT)               1,009,925     975,664       17,370      40,321
 Interest expense,
  net                    107,889     102,443           --          --
                      ----------  ----------   ----------  ----------
 Income before taxes     902,036     873,221       17,370      40,321
 Income taxes            332,761     302,202        6,408      36,248
                      ----------  ----------   ----------  ----------
 Net income           $  569,275  $  571,019   $   10,962  $    4,073
                      ==========  ==========   ==========  ==========
 Net income per
  share:
   Basic              $     7.57  $     7.27
   Diluted            $     7.50  $     7.18
 Weighted Average
  Shares outstanding:
   Basic                  75,237      78,530
   Diluted                75,859      79,508

                                                 Adjusted
                                        ---------------------------
                                              52 Weeks Ended
                                         Aug. 26,         Aug. 27,
                                           2006             2005
                                        ----------       ----------
 Net sales                              $5,948,355       $5,710,882
 Cost of sales                           3,009,835        2,918,334
                                        ----------       ----------
 Gross profit                            2,938,520        2,792,548
 Operating, SG&A expenses                1,911,225        1,776,563
                                        ----------       ----------
 Operating profit  (EBIT)                1,027,295        1,015,985
 Interest expense, net                     107,889          102,443
                                        ----------       ----------
 Income before taxes                       919,406          913,542
 Income taxes                              339,169          338,450
                                        ----------       ----------
 Net income                             $  580,237       $  575,092
                                        ==========       ==========
 Net income per share:
   Basic                                $     7.71       $     7.32
   Diluted                              $     7.65       $     7.23
 Weighted Average Shares outstanding:
   Basic                                    75,237           78,530
   Diluted                                  75,859           79,508

 (a) Fiscal 2006 operating expense includes $17.4MM in share-based compensation expense related to the adoption of SFAS No.123(R).

 (b) Fiscal year 2005 includes a non-cash adjustment, substantially all of which relates to prior years, of $40.3 million ($25.4 million net of tax) associated with accounting for leases and leasehold improvements.

    Additionally, fiscal year 2005 income taxes include a $21.3 million benefit primarily from the planned one-time repatriation from foreign subsidiaries and discrete tax benefits.

 Selected Balance Sheet Information
 (in thousands)
                                 August 26, 2006       August 27, 2005
                                 ---------------       ---------------
 Merchandise inventories           $ 1,846,650            $ 1,663,860
 Current assets                      2,118,927              1,929,459
 Property and equipment, net         2,051,308              1,937,615
 Total assets                        4,526,306              4,245,257
 Accounts payable                    1,699,667              1,539,776
 Current liabilities                 2,054,568              1,811,159
 Debt                                1,857,157              1,861,850
 Stockholders' equity                  469,528                391,007
 Working capital                        64,359                118,300

 Adjusted Debt/EBITDAR
 (Trailing 4 Qtrs)               August 26, 2006       August 27, 2005
                                 ---------------       ---------------
 Net income                        $   569,275            $   571,019
 Add: Interest                         107,889                102,443
      Taxes                            332,761                302,202
                                 ---------------       ---------------
 EBIT                                1,009,925                975,664

 Add: Depreciation                     139,465                135,597
      Rent expense(a)                  143,888                150,645
      Option expense                    17,370                  --
                                 ---------------       ---------------
 EBITDAR                           $ 1,310,648            $ 1,261,906

 Debt                              $ 1,857,157            $ 1,861,850
 Add: Adjusted rent x 6(b)             863,328                774,708
                                 ---------------       ---------------
 Adjusted debt                     $ 2,720,485            $ 2,636,558

 Adjusted debt to EBITDAR                  2.1                    2.1

 (a) Fiscal 2005 rent expense includes a $21.5 million non-cash adjustment associated with accounting for leases and leasehold improvements.

 (b) Adjusted rent is defined as GAAP rent expense less the impact from the cumulative lease accounting adjustment recorded in the second quarter of fiscal year 2005.

 Selected Cash Flow Information
 (in thousands)
                               16 Weeks Ended        52 Weeks Ended
                            --------------------  --------------------
                             Aug. 26,   Aug. 27,   Aug. 26,   Aug. 27,
                               2006       2005       2006       2005
                            ---------  ---------  ---------  ---------
 Depreciation               $  44,865  $  38,928  $ 139,465  $ 135,597
 Capital spending           $  81,412  $  96,539  $ 263,580  $ 283,478

 Cash flow before
  share repurchases:

 Net increase (decrease)
  in cash and cash
  equivalents               $   7,590  $  (2,568) $  16,748  $  (2,042)
 Subtract increase
  (decrease) in debt           32,032    (52,675)    (4,693)    (7,400)
 Subtract share
  repurchases                (339,955)  (118,294)  (578,066)  (426,852)
                            ---------  ---------  ---------  ---------
 Cash flow before share
  repurchases and changes
  in debt                   $ 315,513  $ 168,401  $ 599,507  $ 432,210
                            =========  =========  =========  =========

 Other Selected Financial Information
 (in thousands)
                                 August 26, 2006       August 27, 2005
                                 ---------------       ---------------
 Cumulative share
  repurchases ($)                  $ 4,679,832            $ 4,101,766

 Cumulative share repurchases
  (shares)                              93,222                 87,035
 Shares outstanding, end
  of quarter                            71,082                 76,539

 ---------------------------------------------------------------------

                                             52 Weeks Ended
                                 August 26, 2006       August 27, 2005
                                 ---------------       ---------------
 Net income                        $   569,275            $   571,091
 Add: After-tax interest                68,089                 64,539
      After-tax rent                    90,808                 94,906
                                 ---------------       ---------------
 After-tax return                      728,171                730,536

 Average debt                        1,909,011              1,969,639
 Average equity                        510,657                309,237
 Adjusted rent x 6(a)                  863,328                774,708
                                 ---------------       ---------------
 Pre-tax invested capital            3,282,996              3,053,584

 Return on Invested Capital (ROIC)        22.2%                  23.9%
 ---------------------------------------------------------------------
 (a) Adjusted rent is defined as GAAP rent expense less the impact from the cumulative lease accounting adjustment recorded in the second quarter of fiscal year 2005.

 AutoZone's 4th Quarter Fiscal 2006
 Selected Operating Highlights

 Store Count & Square Footage
 ----------------------------
                               16 Weeks Ended       52 Weeks Ended
                             ------------------    -----------------
                             Aug. 26,   Aug. 27,   Aug. 26,  Aug. 27,
                               2006       2005       2006      2005
                             -------    -------    -------   -------
 Domestic stores:
  Store count:
   Stores opened                  69         87        185       175
   Store closures                  1                     2         3
   Re-opened hurricane
    stores                         4                     9
   Hurricane-related
    store closures                 4                    13
   Replacement stores              7          3         18         7
   Total domestic stores       3,771      3,592
                              ------     ------     ------    ------
   Stores with commercial
    sales                      2,134      2,104

   Square footage
    (in thousands):           24,016     22,808
   Square footage per
    store                      6,369      6,350

 Mexico stores:
  Stores opened                    8          8         19        18
  Total stores in Mexico         100         81

 Total stores chainwide        3,871      3,673

 Sales Statistics (Domestic Stores Only)
 ---------------------------------------

                           16 Weeks Ended         52 Weeks Ended
                      ----------------------  ----------------------
                       Aug. 26,    Aug. 27,    Aug. 26,    Aug. 27,
                         2006        2005        2006        2005
                      ----------  ----------  ----------  ----------
 Total retail sales
  ($ in thousands)    $1,632,545  $1,586,339  $4,989,266  $4,795,648
   % Increase vs. LY
    retail sales               3%          3%          4%          1%
 Total commercial
  sales ($ in
  thousands)          $  223,714  $  229,703  $  708,715  $  718,150
   % Increase vs.
    LY commercial
    sales                     (3%)        (4%)        (1%)        (3%)

 Sales per average
  store ($ in
  thousands)          $      497  $      512  $    1,548  $    1,573
 Sales per average
  square foot                 78          81         243         248

                      ----------  ----------  ----------  ----------
 Same store sales          (0.9%)      (0.9%)       0.4%       (2.1%)

 Inventory Statistics (Total Stores)
 -----------------------------------
                                        as of              as of
                                    August 26, 2006    August 27, 2005
                                    ---------------    ---------------
 Accounts payable/inventory               92.0%              92.5%

 ($ in thousands)
 Inventory(a)                          $ 1,846,650        $ 1,663,860
 Pay-on-scan inventory                      92,142            151,682
                                     --------------     --------------
 Adjusted inventory                    $ 1,938,792        $ 1,815,542

 Adjusted inventory per store          $       501              $ 494

 Net inventory (net of payables)       $   146,983          $ 124,084
 Net inventory  / store                $        38               $ 34

 (a) This is reported balance sheet inventory

                                                52 Weeks Ended
                                    August 26, 2006    August 27, 2005
                                    ---------------    ---------------
 Inventory turns(b)                       1.7 x               1.8 x

 (b) Inventory turns is calculated as cost of sales divided by the average of the beginning and ending recorded merchandise
     inventories, which excludes merchandise under pay-on-scan
     arrangements. The calculation includes cost of sales related to pay-on-scan sales, which were $198.1MM for the 52 weeks ended
     August 26, 2006 and $234.6MM for the 52 weeks ended August 25,
     2005.

CONTACT:  AutoZone, Inc.
          Financial:
            Brian Campbell
            (901) 495-7005
            brian.campbell@autozone.com
          Media:
            Ray Pohlman
            (901) 495-7962
            ray.pohlman@autozone.com